UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2019
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 15, 2019, First Business Financial Services, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement pursuant to which the Company issued an aggregate principal amount of $15,000,000 of subordinated notes (the “Notes”) to three qualified institutional buyers in a private placement. The Notes, which have been structured to qualify as Tier 2 capital, have a maturity date of August 15, 2029 and will bear interest at a fixed rate of 5.50% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on February 15 and August 15 of each year up to, but not including, August 15, 2024. From and including August 15, 2024 to the maturity date, the interest rate will reset quarterly, equal to the Floating Interest Rate (as defined in the Notes) of the applicable interest period plus 407 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.
The Company may, at its option, beginning with the interest payment date of August 15, 2024, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest to, but excluding, the date of redemption. Any partial redemption will be made pro rata among all of the holders. The Notes are not subject to redemption at the option of the holders.
The Company intends to use the net proceeds from the sale of the Notes to fund the redemption of its $15,000,000 in aggregate principal amount of outstanding 6.50% Fixed-to-Floating Rate Subordinated Notes due September 1, 2024, which also were structured to qualify as Tier 2 capital.
This description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of 5.50% Fixed-to-Floating Rate Subordinated Note, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
Keefe, Bruyette & Woods, Inc. acted as placement agent in connection with this transaction.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

4.1	Form of 5.50% Fixed-to-Floating Rate Subordinated Note

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2019	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Edward G. Sloane, Jr.
	Name:	Edward G. Sloane, Jr.
	Title:	Chief Financial Officer